UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2009

Techwell, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52014	77-0451738
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

408 E. Plumeria Drive, San Jose, California  95134

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 435-3888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Board of Directors of Techwell, Inc. (the “Company”) has declared a dividend distribution of one “Right” for each outstanding share of common stock (the “Common Stock”) of the Company to stockholders of record at the close of business on August 18, 2009 (the “Record Date”).  Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of a new series of preferred stock, designated as Series A Participating Preferred Stock (the “Preferred Stock”), at a price of Fifty Dollars ($50.00) per one one-thousandth of a share (the “Purchase Price”), subject to adjustment.  The description and terms of the Rights are set forth in a Rights Agreement dated as of August 4, 2009 (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A. (as “Rights Agent”).

Initially, the Rights will be attached to all outstanding Common Stock and no separate Rights certificates or stock statements will be distributed or provided.  The Rights will separate from the Common Stock and a “Distribution Date” will occur upon the earliest of the following: (i) a public announcement that a person, entity or group of affiliated or associated persons or entities (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of twenty percent (20%) or more of the outstanding shares of Common Stock (other than (A) as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders, (B) the Company, any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary, (C) TCV IV, L.P. together with its affiliated or associated persons and/or entities (collectively, “TCV”), for so long as TCV beneficially owns more than ten percent (10%) of the outstanding shares of Common Stock but does not increase its beneficial ownership (with certain exceptions) by more than ten percent (10%) of the outstanding shares of Common Stock above the percentage held by TCV as of the date of the Rights Agreement, and (D) certain other instances set forth in the Rights Agreement); or (ii) ten (10) business days (unless such date is extended by the Board of Directors) following the commencement of a tender offer or exchange offer which would result in any person, entity or group of affiliated or associated persons or entities becoming an Acquiring Person (unless such tender offer or exchange offer is a Permitted Offer (defined below)).  The term “beneficial ownership” is defined in the Rights Agreement and includes, among other things, certain derivative or synthetic arrangements having characteristics of a long position in shares of Common Stock.

Until the Distribution Date (or earlier redemption or expiration of the Rights, if applicable), (i) the Rights will be evidenced (x) with respect to any uncertificated shares of Common Stock outstanding as of or after the Record Date, by the registration of the shares of Common Stock in the Company’s share register in the names of the holders thereof, and (y) with respect to any certificates for Common Stock outstanding as of or after the Record Date, by such Common Stock certificates, and (ii) the surrender for transfer of any certificates for outstanding Common Stock will also constitute the transfer of the Rights associated with such Common Stock, and the registration of transfer of ownership of any uncertificated shares of Common Stock will also constitute the transfer of the Rights associated with such shares of Common Stock.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable unless and until a Distribution Date occurs.  The Rights will expire on the earliest of (i) consummation of a merger transaction with a person, entity or group who (x) acquired Common Stock pursuant to a Permitted Offer and (y) is offering in the merger the same price per share and form of consideration paid in the Permitted Offer, (ii) redemption or exchange of the Rights by the Company as described below or (iii) August 3, 2019, provided, however, that, if a Distribution Date has not occurred prior thereto, the Rights will expire on the earliest to occur of the following: (a) the date of the Company’s annual stockholders’ meeting in 2010 in the event that the Rights Agreement is not ratified by the Company’s stockholders at or prior to such meeting or (b) the date of any Company annual stockholders’ meeting following the meeting in 2010 in the event that at least three successive such meetings shall have occurred at any time following the meeting in 2010 without the Rights Agreement being ratified at least once by the Company’s stockholders, as well as the Board of Directors, during the three-year period represented by such meetings (inclusive in such three-year period, for this purpose, of the date on which the third such meeting takes place).

The number of Rights associated with each share of Common Stock shall be proportionately adjusted in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock.  The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options or warrants to subscribe for Preferred Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights, options or warrants (other than those referred to above).  With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price.

In the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction (whether or not the Company is the surviving corporation) or fifty percent (50%) or more of the Company’s assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (other than an Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of either the Company, in the event that it is the surviving corporation of a merger or consolidation, or the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two (2) times the Purchase Price (such right being called the “Merger Right”).  In the event that a person, entity or group becomes an Acquiring Person (unless pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined prior to the date of the first acceptance of payment for any of such shares by at least a majority of the members of the Board of Directors who are not officers of the Company and are not Acquiring Persons (or affiliated or associated persons or entities thereof) to be fair to, and in the best interests of, the Company and its stockholders (a “Permitted Offer”)), then proper provision shall be made so that each holder of a Right will, for a sixty (60) day period (subject to extension under certain circumstances) thereafter, have the right to receive upon exercise that number of shares of Common Stock (or, at the election of the Company, which election may be obligatory if sufficient authorized shares of Common Stock are not available, a combination of Common Stock, property, other securities (e.g., Preferred Stock) or cash (including by way of a reduction in the Purchase Price)) having a market value of two (2) times the Purchase Price (such right being called the “Subscription Right”).  The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right.  Notwithstanding the foregoing, upon the occurrence of any of the events giving rise to the exercisability of the Merger Right or the Subscription Right, any Rights that are or were at any time after the Distribution Date owned by an Acquiring Person (or affiliated or associated persons or entities thereof) shall immediately become null and void.

At any time prior to the earlier to occur of (i) a person, entity or group becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”), which redemption shall be effective upon the action of the Board of Directors.  Additionally, the Company may, following a person, entity or group becoming an Acquiring Person, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price (i) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person (or certain related persons or entities) or (ii) following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as the Acquiring Person triggering the Subscription Right beneficially owns securities representing less than twenty percent (20%) of the outstanding shares of Common Stock and at the time of redemption there are no other Acquiring Persons.  The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Subscription Right is not exercisable.

In the event the Company receives a “Qualified Offer” (meaning a tender offer which, among other things, (a) is an all-cash offer for all outstanding shares of Common Stock at a price per share which is at least an amount equal to twenty-five percent (25%) higher than the higher of (i) the average closing price for shares over the period of thirty (30) trading days immediately preceding commencement of the offer or (ii) the average closing price for shares over the period of five (5) trading days immediately preceding commencement of the offer, (b) includes a firm financing commitment which, when added to the offeror’s cash, will be sufficient, (c) has a non-waivable condition that the offeror must own, after consummating the offer, at least fifty percent (50%) of the shares of Common Stock then outstanding (other than shares already held by such offeror and its affiliates or associates or any director or officer of the Company), (d) stays open for at least sixty (60) business days (extended for any increase in price) and (e) commits the offeror to buy all other shares of Common Stock at the same price paid pursuant to the offer), and, following a ninety (90) day period thereafter during which the Company does not redeem the Rights, the Company receives a request from holders (other than the offeror and its affiliates or associates or any officer or director of the Company) of at least ten percent (10%) of the outstanding shares of Common Stock for the calling of a special stockholders’ meeting in order to consider whether to require the Company to redeem the outstanding Rights (or take similar action to nullify the Rights), then a special meeting will be held within sixty (60) days after receipt of such a request.  If, at such meeting, holders of more than fifty percent (50%) of the outstanding shares of Common Stock (other than shares of the offeror or its affiliates or associates or any officer or director of the Company) vote for redemption of the Rights, then the Company will thereafter redeem the Rights (or take similar action) as promptly as practicable.  If such a meeting is not held on or prior to the sixtieth (60th) day after a qualifying request is received (which period shall be extended if the Company is exercising reasonable efforts to hold such a meeting and has been prevented by circumstances reasonably beyond its control), the Company shall promptly thereafter redeem the Rights (or take similar action).  However, the Company is not required to hold such a meeting unless the Qualified Offer at issue has an expiration date which is at least ten (10) business days after such meeting, and any obligations of the Company to hold such a meeting or to redeem the Rights in connection therewith are null and void in the event any person, entity or group becomes an Acquiring Person.  In any event, upon the effective date of any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Subject to applicable law, the Board of Directors, at its option, may at any time after a person, group or entity becomes an Acquiring Person (but not after the acquisition by such Acquiring Person of fifty percent (50%) or more of the outstanding shares of Common Stock), exchange all or part of the then outstanding and exercisable Rights (except for Rights which have become null and void) for shares of Common Stock at a rate of one share of Common Stock per Right (subject to adjustment) or, alternatively, for substitute consideration consisting of cash, securities of the Company or other assets (or any combination thereof).

The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock).  Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of Common Stock, but in no event less than $25.00.  In the event of liquidation, the holders of shares of Preferred Stock will receive a preferred liquidation payment equal, per share, to the greater of $1,000.00 or 1,000 times the payment made per share of Common Stock.  Each share of Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock.  In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock.  The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.  Fractional shares of Preferred Stock will be issuable; however, the Company may elect to (i) distribute depositary receipts in lieu of such fractional shares and (ii) make an adjustment in cash, in lieu of fractional shares other than fractions that are multiples of one one-thousandth of a share, based on the market price of the Preferred Stock prior to the date of exercise.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.  While the distribution of the Rights should not be taxable to stockholders or to the Company, holders of Rights may, depending upon the circumstances, recognize taxable income in the event (i) that the Rights become exercisable for (x) Common Stock or Preferred Stock (or other consideration) or (y) common stock of an acquiring company in the instance of the Merger Right as set forth above or (ii) of any redemption or exchange of the Rights as set forth above.

The Company and the Rights Agent retain broad authority to amend the Rights Agreement; however, following any Distribution Date any amendment may not adversely affect the interests of holders of Rights.

The foregoing description is qualified in its entirety by reference to the description of the rights and terms set forth in the Rights Agreement, incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 above is incorporated by reference herein. The Rights Agreement, specifying the terms of the Rights, is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Designation (the “Certificate of Designation”) classifying and designating the Series A Participating Preferred Stock with the Secretary of State of the State of Delaware on August 4, 2009.  See the description in Item 1.01 above (also incorporated by reference in Item 3.03 above) for a more complete description of the rights and preferences of the Preferred Stock. A copy of the Certificate of Designation is included as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Designation of Techwell, Inc. classifying and designating the Series A Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware.

4.1

Rights Agreement, dated as of August 4, 2009, between Techwell, Inc. and Computershare Trust Company, N.A., as Rights Agent, (which includes as Exhibit A the Certificate of Designation of Series A Participating Stock, as Exhibit B the form of Rights Certificate, and as Exhibit C the Summary of Rights). Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement). (Filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A relating to the Series A Participating Preferred Stock Purchase Rights which is being filed concurrently herewith and is incorporated herein by reference).

99.1	Press Release dated August 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2009

TECHWELL, INC.

	By:	/s/ Mark Voll
Mark Voll
Vice President of Finance and Administration and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT

3.1	Certificate of Designation of Techwell, Inc. classifying and designating the Series A Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware.

4.1

Rights Agreement, dated as of August 4, 2009, between Techwell, Inc. and Computershare Trust Company, N.A., as Rights Agent, (which includes as Exhibit A the Certificate of Designation of Series A Participating Stock, as Exhibit B the form of Rights Certificate, and as Exhibit C the Summary of Rights). Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement). (Filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A relating to the Series A Participating Preferred Stock Purchase Rights which is being filed concurrently herewith and is incorporated herein by reference).

99.1	Press Release dated August 5, 2009.